EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the DoubleLine Opportunistic Credit Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the DoubleLine Opportunistic Credit Fund for the period ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the DoubleLine Opportunistic Credit Fund for the stated period.

/s/ Ronald R. Redell Ronald R. Redell President and Chief Executive Officer	/s/ Susan Nichols Susan Nichols Treasurer and Principal Financial and Accounting Officer
Dated: 5/25/2016	Dated: 5/25/2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by DoubleLine Opportunistic Credit Fund for purposes of Section 18 of the Securities Exchange Act of 1934.